SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                            FORM 8-K


                             Current Report
                   Pursuant to Section 13 or 15(d)
               of the Securities Exchange Act of 1934.




Date of Report (Date of earliest event reported) July 10, 1997

                  IONIC FUEL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


                            Delaware
        (State or Other Jurisdiction of Incorporation)

    1-13234                             06-1333140
(Commission File Number)        (I.R.S. Employer Identification No.)


300 Delaware Avenue #1704 Wilmington, Delaware 19801-1622
 (Address of principal executive offices)           (Zip Code)

(302) 427-5957
(Registrant's telephone number, including area code)





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ITEM 5. OTHER EVENTS.

         On July 10, 1997, the Registrant concluded a private placement of Units (the "Units") pursuant to Regulation S promulgated under the Securities Act of 1933, as amended ("Offering"). Each Unit consisted of one share of the Registrant's Common Stock and one Warrant to purchase one share of common stock at an exercise price of $2.95 during a three year period from the closing of the offering. The Units were offered at $2.25 per Unit and an aggregate of 771,833 Units were sold for an aggregate of $1,736,624.25. American Equities Overseas
(UK) Ltd. acted as Placement Agent for the private placement. The Placement Agent's compensation consisting of (i) cash compensation of 7% of the gross proceeds of the Offering and (ii) warrants to purchase shares of common stock of the Registrant equal to 10% of the Units sold on the same terms and conditions of the warrants forming a part of the Units. The net proceeds of the Offering were added to the Registrant's working capital to be used for general corporate purposes. A pro-forma Consolidated Balance Sheet is filed herewith that gives effect to the net proceeds of the Offering.

ITEM 7.  Financial Statements and Exhibits.

         (c)  Exhibits

                           99. Consolidated Balance Sheet, Proforma and As
Adjusted, ProForma at March 31, 1997.
















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                                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


               Ionic Fuel Technology, Inc.
                   (Registrant)



By: /s/ Douglas F. Johnston, Chairman


DATED: July 15, 1997